     As filed with the Securities and Exchange Commission on August 14, 2000
                                                      Registration No. 333-
                                                                           -----
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 --------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 --------------


                             iNTELEFILM CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

                            MINNESOTA                                                               41-1663712
       (State or Other Jurisdiction of Incorporation or Organization)                   (I.R.S. Employer Identification No.)


                            5501 EXCELSIOR BOULEVARD
                          MINNEAPOLIS, MINNESOTA 55416
          (Address, including Zip Code, of Principal Executive Offices)


             INTELEFILM CORPORATION 1994 DIRECTOR STOCK OPTION PLAN
                            (Full Title of the Plan)

        JAMES G. GILBERTSON                          COPIES TO:
        Chief Operating Officer
        iNTELEFILM Corporation                       AVRON L. GORDON, ESQ.                   JILL J. THEIS, ESQ.
        5501 Excelsior Boulevard                     BRETT D. ANDERSON, ESQ.                 General Counsel and Secretary
        Minneapolis, Minnesota 55416                 Briggs and Morgan, P.A.                 iNTELEFILM Corporation
        (612) 925-8840                               2400 IDS Center                         5501 Excelsior Boulevard
        (Name, Address and Telephone                 Minneapolis, Minnesota 55402            Minneapolis, Minnesota 55416
        Number of Agent for Service)                 (612) 334-8400                          (612) 925-8894

                                                  CALCULATION OF REGISTRATION FEE
====================================================================================================================================
                                                                                     PROPOSED        PROPOSED
                                                                                     MAXIMUM          MAXIMUM
                                                                   AMOUNT TO         OFFERING        AGGREGATE        AMOUNT OF
                                                                      BE            PRICE PER        OFFERING        REGISTRATION
      TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED         REGISTERED(1)        SHARE            PRICE             FEE
====================================================================================================================================
INTELEFILM CORPORATION 1994 DIRECTOR STOCK OPTION PLAN
  Options to purchase common stock............................      375,000            N/A              N/A              N/A
  Common stock (par value $0.02 per share)....................  375,000 shares     $1.85935(2)      $697,256.25        $184.08

====================================================================================================================================

(1) This Registration Statement shall also cover any additional shares of common stock which become issuable under the iNTELEFILM Corporation 1994 Director Stock Option Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of common stock.

(2) Estimated solely for the purpose of calculating the registration fee under Rule 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices for such stock on August 7, 2000, as reported by the Nasdaq National Market.
================================================================================

                      REGISTRATION OF ADDITIONAL SECURITIES

         We are filing this registration statement pursuant to General Instruction E to the Form S-8 Registration Statement, under the Securities Act, to register an additional 375,000 shares of our common stock which will be issued pursuant to our 1994 Director Stock Option Plan (the "Plan"). Such shares represent the increase in the number of shares reserved for issuance under the Plan which was approved by our shareholders at the Annual Meeting of Shareholders held on June 22, 1999. A total of 125,000 shares of common stock issuable under the Plan have been previously registered pursuant to our registration statement on Form S-8 filed with the SEC on June 16, 1995 (Registration No. 33-93546), and the information contained therein is hereby incorporated by reference herein.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to documents we file with the SEC. The information incorporated by reference is considered to be part of this registration statement. Information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until all of the shares covered by this registration statement have been sold or deregistered:

         -        Annual Report on Form 10-KSB for the year ended December 31,
                  1999;

         - Quarterly Reports on Form 10-QSB for the quarters ended March 31, 2000 and June 30, 2000;

         - Description of our common stock contained in our Registration Statement on Form 8-A (File No. 000-21534) filed on June 23, 2000;

         - Current Reports on Form 8-K filed on July 10, 2000, June 22, 2000, April 27, 2000, April 26, 2000, March 23, 2000, March 3,
                  2000, February 29, 2000, and January 19, 2000; and

         -        Definitive Schedule 14A (Proxy Statement) filed on April 28,
                  2000.

ITEM 8.  EXHIBITS.

Exhibit
Number         Description
------         -----------
4.1            Articles of Incorporation, as amended and restated (incorporated by reference to our Current
               Report on Form 8-K (File No. 000-21534) filed October 1, 1999).

4.2            Bylaws, as amended and restated (incorporated by reference to our Registration Statement on
               Form S-18 (File No. 33-44412) filed December 5, 1991).

4.3            Specimen common stock certificate (incorporated by reference to our Registration Statement on Form S-18 (File No. 33-44412) filed November 27, 1991).

4.4            Rights Agreement between us and Norwest Bank Minnesota, National Association, as Rights
               Agent, dated as of February 19, 1998, which includes, as exhibits, the Form of Right
               Certificate and the Form of Summary of Rights (incorporated by reference to our Registration
               Statement on Form 8-A (File No. 000-21534) filed on February 20, 1998).

5              Opinion of Jill J. Theis, Esq.

23.1           Consent of Jill J. Theis, Esq. (included in Exhibit 5).

23.2           Consent of Independent Certified Public Accountants.

24             Powers of Attorney (included on Signature Page).
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                                      II-1


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on the 14th day of August, 2000.

                             iNTELEFILM CORPORATION


               By /s/ Christopher T. Dahl
                 ---------------------------------------------------------------
                  Christopher T. Dahl
                  President, Chief Executive Officer and Chairman of the Board

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James G. Gilbertson and Jill J. Theis, and each of them, his true and lawful attorneys- in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated.

          Signature                                                Title                                       Date
          ---------                                                -----                                       ----
/s/ Christopher T. Dahl                           President, Chief Executive Officer and                  August 14, 2000
------------------------------                    Chairman of the Board (Principal
     Christopher T. Dahl                          Executive Officer)

 /s/ Steven C. Smith                              Chief Financial Officer (Principal                      August 14, 2000
------------------------------                    Accounting Officer and Principal
       Steven C. Smith                            Financial Officer)

 /s/ Richard W. Perkins                           Director                                                August 14, 2000
------------------------------
      Richard W. Perkins

 /s/ Michael R. Wigley                            Director                                                August 14, 2000
------------------------------
      Michael R. Wigley

 /s/ William E. Cameron                           Director                                                August 14, 2000
------------------------------
      William E. Cameron


                                  EXHIBIT INDEX

Exhibit
Number            Description
------            -----------
4.1               Articles of Incorporation, as amended and restated (incorporated by reference to our Current
                  Report on Form 8-K (File No. 000-21534) filed October 1, 1999).

4.2               Bylaws, as amended and restated (incorporated by reference to our Registration Statement on
                  Form S-18 (File No. 33-44412) filed December 5, 1991).

4.3               Specimen common stock certificate (incorporated by reference to our Registration Statement on Form S-18 (File No. 33-44412) filed November 27, 1991).

4.4               Rights Agreement between us and Norwest Bank Minnesota, National Association, as Rights
                  Agent, dated as of February 19, 1998, which includes, as exhibits, the Form of Right
                  Certificate and the Form of Summary of Rights (incorporated by reference to our Registration
                  Statement on Form 8-A (File No. 000-21534) filed on February 20, 1998).

5                 Opinion of Jill J. Theis, Esq.

23.1              Consent of Jill J. Theis, Esq. (included in Exhibit 5).

23.2              Consent of Independent Certified Public Accountants.

24                Powers of Attorney (included on Signature Page).
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